UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2017

CERES TACTICAL SYSTEMATIC L.P.
 (Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	000-50718 (Commission File Number)	13-4224248 (IRS Employer Identification No.)
c/o Ceres Managed Futures LLC
522 Fifth Avenue
New York, New York 10036
 (Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:        (855) 672-4468

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01   Entry into a Material Definitive Agreement
Effective as of November 1, 2017, the Registrant has entered into an amended and restated management agreement (“Amended and Restated Management Agreement”), by and among the Registrant, Ceres Managed Futures LLC, the general partner of the Registrant (the “General Partner”), ISAM (USA) LLC, a limited liability company incorporated under the laws of Delaware (“ISAM USA”), ISAM FUNDS (UK) LIMITED, a limited liability company incorporated under the laws of England and Wales (“ISAM Funds”) and INTERNATIONAL STANDARD ASSET MANAGEMENT, a company incorporated under the laws of the Cayman Islands (“ISAM” and together with ISAM USA and ISAM Funds, and each separately, the “Advisor”, and together with the General Partner and the Registrant, the “Parties”), pursuant to which the Advisor shall manage the portion of the Registrant’s assets allocated to it.
Pursuant to the Amended and Restated Management Agreement, the quarterly incentive fee is increased to 25% of the new trading profits earned by the Advisor for the Registrant and the professional management services fee is decreased to 1.0% per year of the Registrant’s adjusted net assets allocated to the Advisor.
A copy of the Amended and Restated Management Agreement is filed herewith as Exhibit 10.1.

Item 9.01   Financial Statements and Exhibits
(d)   Exhibits.
The following exhibit is filed herewith.
Exhibit No.	Description
10.1	Amended and Restated Management Agreement effective as of November 1, 2017 by and among the Registrant, the General Partner and the Advisor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERES TACTICAL SYSTEMATIC L.P.

By: Ceres Managed Futures LLC, General Partner

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

Date:  November 6, 2017